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EXHIBIT 99.1

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

        I, Elliot Noss, Chief Executive Officer, and I, Michael Cooperman, Chief Financial Officer, of Tucows Inc., a Pennsylvania corporation (the "Company"), hereby certify that:

          (a)  The Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 (the "Form 10-K"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

          (b)  The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

  * * *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
/s/ Elliot Noss Elliot Noss	/s/ Michael Cooperman Michael Cooperman
Date: March 28, 2003	Date: March 28, 2003

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  EXHIBIT 99.1
Certification by the Chief Executive Officer and Chief Financial Officer Relating to a Periodic Report Containing Financial Statements